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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------

                                    FORM 8-K

                          ----------------------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) JANUARY 21, 2004



                        COMTECH TELECOMMUNICATIONS CORP.
             (Exact name of Registrant as specified in its charter)



          DELAWARE                       0-7928                 11-2139466
----------------------------          ------------        ----------------------
(State or other jurisdiction          (Commission             (IRS Employer
      of incorporation)               File Number)        Identification Number)



                   105 BAYLIS ROAD, MELVILLE, NEW YORK  11747
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               (Address of Principal Executive Offices) (Zip Code)



                                 (631) 777-8900
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)





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ITEM 5.     OTHER EVENTS.

      On January 21, 2004, Comtech Telecommunications Corp. issued a press release announcing the pricing of its offering of $90 million aggregate original principal amount of 2.0% Convertible Senior Notes due 2024 in a private placement to "qualified institutional buyers" pursuant to Rule 144A under the Securities Act of 1933, as amended. Attached hereto and incorporated by reference herein as Exhibit 99.1 is a copy of such press release.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
            EXHIBITS.

      (a)   Not applicable.

      (b)   Not applicable.

      (c)   Exhibits:
            --------

      Exhibit Number                            Description
      --------------                            -----------

           99.1            Press Release of the Company, dated January 21, 2004.





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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        COMTECH TELECOMMUNICATIONS CORP.

Dated:  January 22, 2004

                                        By:  /s/  Robert G. Rouse
                                        ----------------------------------------
                                        Name:  Robert G. Rouse
                                        Title: Senior Vice President
                                                 and Chief Financial Officer




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                                                                   EXHIBIT 99.1

Media Contacts:
Fred Kornberg, President and Chief Executive Officer
Robert G. Rouse, Chief Financial Officer
(631) 777-8900
info@comtechtel.com


               COMTECH TELECOMMUNICATIONS CORP. PRICES $90 MILLION
                       CONVERTIBLE SENIOR NOTES OFFERING

MELVILLE, N.Y. - January 21, 2004 - Comtech Telecommunications Corp. (Nasdaq:
CMTL) announced today the pricing of its offering of $90 million aggregate original principal amount of 2.0% Convertible Senior Notes due 2024 in a private placement to "qualified institutional buyers" pursuant to Rule 144A under the Securities Act of 1933, as amended. The sale of the notes is expected to close on January 27, 2004. Comtech also granted the initial purchaser of the notes a 13-day option to purchase up to an additional $15 million aggregate original principal amount of the notes.

The notes will bear interest at a rate of 2.0% per year and, during certain periods and subject to certain conditions, the notes will be convertible into shares of Comtech's common stock at an initial conversion price of $47.25 per share (a conversion rate of 21.1640 shares per $1,000 original principal amount of notes), subject to adjustment in certain circumstances. Upon conversion of the notes, in lieu of delivering common stock, Comtech may, in its discretion, deliver cash or a combination of cash and common stock. Comtech may, at its option, redeem some or all of the notes on or after February 4, 2009. Holders of the notes will have the right to require Comtech to repurchase some or all of the outstanding notes on February 1, 2011, February 1, 2014 and February 1, 2019 and upon certain events, including a change in control.

Comtech intends to use the net proceeds of the offering for working capital and general corporate purposes and potentially for future acquisitions of businesses or technologies or repurchases of Comtech's common stock.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities. The offering is being made only to qualified institutional buyers. Any offers of the securities will be made only by means of a confidential offering memorandum. The notes and the common stock issuable upon conversion of the notes have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company conducts its business through three complementary segments: telecommunications transmission, mobile



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data communications, and RF microwave amplifiers. The Company offers niche products, systems and services where it believes it has technological, engineering, systems design or other expertise that differentiate its product offerings.

This press release contains statements that are forward-looking in nature and involve certain significant risks and uncertainties. Actual results could differ materially from such forward-looking information. The Company's Securities and Exchange Commission filings identify many such risks and uncertainties. Any forward-looking information in this press release is qualified in its entirety by the risks and uncertainties described in such Securities and Exchange Commission filings.





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